UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a 12

CM Finance Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 4, 2017

RE: Adjourned Annual Meeting of Shareholders

Dear Shareholder:

We are almost there, but we need your help.

CM Finance Inc recently adjourned its annual meeting of stockholders (the “Annual Meeting”) until Thursday, December 21, 2017 to afford additional time to solicit shareholder votes for the second proposal described in detail in CM Finance Inc’s proxy statement for the Annual Meeting (the “Proxy”).

Prior to the adjournment of the Annual Meeting, our shareholders voted to approve the first proposal found in the Proxy.

The adjourned meeting will be held at the offices of Eversheds Sutherland (US) LLP, The Grace Building, 40th Floor, 1114 Avenue of the Americas, New York, NY 10036 at 3:00 p.m. Eastern Standard Time.

Our records indicate that CM Finance Inc, in which you are invested, has yet to receive sufficient voter participation for Proposal 2. We apologize for the continued follow-up regarding this matter. However, it is critical that we receive your proxy vote by December 21, 2017. Please help us to avoid further delay and cost by taking a moment to cast your vote today.

We value your time and have set up convenient voting options. After careful consideration, the Board of Directors unanimously recommends that shareholders vote “FOR” Proposal 2 listed in both the Proxy Statement and on the enclosed copy of your proxy card(s).    Thank you in advance to your attention to this important matter.

Sincerely yours,

Michael C. Mauer

Chairman of the Board

And Chief Executive Officer

If you would like another copy of the Proxy or have Proxy-related questions, please call 1-888-625-2588 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

1.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.
3.

Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.     If convenient for you, PLEASE utilize one of the first three options above to ensure that your response is received in time for the Annual Meeting on December 21, 2017.

601 Lexington Avenue, 26th Floor • New York, NY 10022